SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 12, 2003

YOUNG BROADCASTING INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-25042 (Commission File No.)	13-3339681 (IRS Employer Identification No.)

599 Lexington Avenue

New York, New York 10022

(Address of principal executive offices)

Registrant’s telephone number:  (212) 754-7070

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial Statements of Business Acquired: None

(b)           Pro Forma Financial Information: None

(c)           Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 12, 2003, announcing financial results for the quarter ended March 31, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report.)

Item 9.   Regulation FD Disclosure.

Pursuant to Exchange Act Release 34-47583, we are furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9.

On May 12, 2003, Young Broadcasting Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2003, and a copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.  The press release contains disclosure of broadcast cash flow, which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (GAAP).  The last page of the press release contains a tabular reconciliation of broadcast cash flow to operating income (loss), a GAAP financial measure.  Broadcast cash flow is a non-GAAP financial measure which the Company has included in the press release because it is commonly used as a measure of performance for broadcast companies and is used by investors to measure a company’s ability to service debt.  Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in the Company’s consolidated financial statements, is not intended to represent funds available for debt service, dividends, reinvestment or other discretionary uses, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

Item 12. Results of Operations and Financial Condition.

Pursuant to Exchange Act Release 34-47583, we are furnishing the information required by this Item 12 under Item 9 of Form 8-K, “Regulation FD Disclosure”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUNG BROADCASTING INC.

Date: May 12, 2003	By:	/s/ James A. Morgan
James A. Morgan
Executive Vice President